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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 20, 1998, except as to Note 9, which is of March 6, 1998, appearing on page 42 of Cypress Semiconductor Corporation's Annual Report on Form 10-K for the year ended December 29, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers  LLP

San Jose, California
November 12, 1998